UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 19, 2006

FIRST INDIANA CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA
(State of incorporation or organization)

0-14354
(Commission file number)

35-1692825
(I.R.S. Employer Identification No.)

135 NORTH PENNSYLVANIA STREET
SUITE 2800
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

(317) 269-1200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On July 19, 2006, the Board of Directors of the Corporation approved amendments to the By-laws of the Corporation to establish a committee to recommend nominees for election as directors of the Corporation. Previously, the By-laws provided that the independent directors of the Corporation shall act as a nominating committee for the selection of nominees for directors.

Item 8.01 Other Events.

In accordance with the above amendments to the By-laws, the Board of Directors established a Governance and Nominating Committee consisting of the following independent directors: Gerald L. Bepko (Committee Chair), William G. Mays, and Michael L. Smith. Mr. Bepko, who is also the Lead Director and serves on the Executive and Compensation Committees, will no longer serve on the Audit Committee. Pedro P. Granadillo will now chair the Compensation Committee (previously the Compensation and Governance Committee), which was formerly chaired by Mr. Bepko.

The text of the amendments to the By-laws and a revised Board Committee Outline are attached as exhibits.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

3.2	Amended Section of By-laws.

99.1	Board Committee Outline.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST INDIANA CORPORATION

Date: July 25, 2006	By: /s/ William J. Brunner William J. Brunner Chief Financial Officer